UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane Scottsdale, Arizona 85253
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.	Unregistered Sales of Equity Securities.

On July 29, 2009, by majority consent of the Board of Directors, the Company approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for advisory services rendered.

Name	Date	Share Amount(***)	Type of Consideration	Fair Market Value of Consideration
CST Group, Inc. (1) c/o Trump Palace 18101 Collins Avenue Unit #4401 Sunny Isles Beach, Florida 33160	7/29/09	238,680	For services rendered to the Company or M3 Lighting, Inc.	$16,708

Joseph Gourlay (2) 20000 E. Country Club Drive Miami, Florida Apt. #410	7/29/09	238,681	For services rendered to the Company or M3 Lighting, Inc.	$16,708

(*) Issuances are approved, subject to such persons being entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $33,416 of the financing proceeds in the immediately preceding table was used primarily in consideration of services rendered to the Company and/or M3 Lighting, Inc. (“M3”).

(1)	Per directive of Mr. Stuart Siller to CST Group, Inc., a shareholder/advisor of the Company.

(2)	Mr. Joseph Gourlay, is a shareholder/advisor of the Company.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

Item 8.01.	Other Information.

On July 2, 2009, the Company including the parties of its recent Triangular Merger Agreement, as amended, including the Company and M3 Lighting, Inc., f/k/a Asian Ventures, Inc., collectively, (the “Company”) and Strategic Partners Consulting, L.L.C. entered into a Finders Fee and Advisory Service Agreement (“FFA”) with Mr. Stuart Siller and Mr. Joseph Gourlay together collectively listed as (“Consultant”) pertaining to advising corporate management in one or more areas including acquisition, partnership, merger, and or business combinations. The issuance of stock listed in Item 3.02 hereinabove, and further in accordance with Section 3. (a.) of the FFA became effective on July 29, 2009. The issuance pertains to a finders fee due to Consultant described summarily as follows: The Company shall pay to Consultant an amount equal to two (2%) percent or a total of 477,361 shares (rounded up) of the issued and outstanding shares post merger based upon 23,868,015 shares issued and outstanding. The shares shall be issued as restricted stock / 144 stock upon signing of this Agreement unconditionally (shares are agreed to be instructed for issuance to Consultant, and per their directive in the aggregate amount totaling 2% described above this paragraph, upon consummation of an agreement with CST Federal Services, Inc., Washington, DC). Said consummation of an agreement with CST Federal Services, Inc., Washington, DC was accomplished in behalf of the Company’s wholly owned subsidiary M3 Lightning, Inc. as directed by the Company.

For purpose of 2% computation: Following the Effective Date of the Triangular Merger Agreement, as amended, EGPI has 23,868,015 shares of the EGPI Common Stock issued and outstanding, owned as follows: (a) 9,547,206 shares owned by the EGPI Stockholders; (b) 11,934,007 shares owned by the M3 Stockholders, subject to adjustment; and (c) 2,386,802 shares owned by Strategic Partners, subject to adjustment.

A copy of the Finders Fee and Advisory Services Agreement with Consultant is attached hereto on Exhibit 10.1.

A copy of the CST Federal Services, Inc. Agreement with M3 Lighting, Inc., a wholly owned subsidiary of the Company is attached hereto on Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit

10.1	Finders Fee Agreement between the Company, M3 Lighting, Inc., with Strategic Partners Consulting L.L.C. and Stuart Siller and Joseph Gourlay dated July 2, 2009.
10.2	Agreement between the Company’s wholly owned subsidiary M3 Lighting, Inc., and CST Federal Services, Inc. dated July 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2009.

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer